Exhibit 99.1

AITX and RAD-R Announce Compatibility Between Alexa and RADCam
Adding Unique Agentic AI Powered Awareness

Alexa Now Describes RADCam Activity with Event Recall and Natural Language Engagement

Detroit, Michigan, November 26, 2025 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), along with its residential security subsidiary Robotic Assistance Devices Residential, Inc. (RAD-R), today announced a major upgrade to RADCam™, the Company's agentic AI-powered interactive security camera, that brings Alexa® voice interaction to the device. Uniquely, Users can now ask Alexa what RADCam sees, or has seen, and receive clear spoken descriptions of activity in the camera's field of view, extending RADCam's position in agentic AI-powered residential security.

RADCam
AITX
Artificial Intelligence Technology Solutions Inc.
RADR
RADCam Now Features
Amazon Alexa
Integration

Artist’s depiction of a RAD-R RADCam unit illustrating Alexa powered awareness features.

This feature follows the Company's announcement earlier this year that RADCam would integrate with leading voice assistant platforms. The addition of Alexa interaction fulfills that commitment and introduces a new layer of convenience for users who want real time awareness without checking a screen. With spoken summaries of activity delivered on demand, RADCam now fits even more naturally into the growing ecosystem of voice driven smart home technology.

"This upgrade delivers another meaningful step forward for RADCam and for residential AI security," said Steve Reinharz, CEO/CTO and founder of AITX and RAD-R. "Giving users the ability to ask Alexa what RADCam sees creates a level of simplicity and awareness that traditional cameras cannot match. We set out to make intelligent security feel natural and effortless, and this feature brings us closer to that goal."

These features are available to all RADCam deployments regardless of purchase date. An active subscription is required, visit www.radcam.ai for details.

The Company noted that Alexa voice interaction is part of a broader expansion of RADCam capabilities that continues to widen its advantage in residential and small business AI security. RADCam already delivers automated event descriptions, smart notifications, and SARA™ (Speaking Autonomous Responsive Agent), the Company's multiple award-winning agentic AI platform, powered insights that support rapid awareness without user effort. By adding hands-free access through Alexa, RAD-R is enhancing ease of use while accelerating the shift toward intelligent monitoring that responds to users and adapts to their daily routines.

The Company added that elements of this integration were supported through its ongoing work with Amazon Web Services (AWS), which has provided access to technical resources that helped accelerate RADCam's Alexa integration. This collaboration contributes to the broader platform evolution outlined by Reinharz during his investor presentation on January 15 of this year and supports the Company vision for the 'Security of Everything'.

"We continue to push RADCam forward at a rapid pace," added Reinharz. "Each upgrade makes the experience stronger for homeowners and small businesses and reinforces the value of bringing true agentic AI capability into residential security. For anyone interested in seeing what this technology can do, RADCam is available through our online channels, www.radcam.ai and major online retailers including Amazon and Walmart.com."

The Company encourages interested viewers to watch the brief demonstration of the RADCam Alexa interaction, which shows how homeowners can ask for event recall and real time updates and receive clear spoken responses. The video provides a direct look at how voice interaction enhances everyday awareness and highlights the impact of agentic AI within the RADCam platform. Watch the demonstration at www.radcam-alexa.

AITX and RAD-R expect continued expansion of RADCam features as the platform advances toward deeper levels of agentic AI performance. Future enhancements are planned to strengthen user awareness, increase automation, and broaden smart home compatibility. The Company believes that ongoing upgrades to RADCam will continue to support adoption across the residential market and reinforce its leadership in AI driven security.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

###

Doug Clemons
248-270-8273
doug.c@radsecurity.com

________________________________

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/

Alexa® is a registered trademark of Amazon Technologies, Inc. All other trademarks, product names, and company names mentioned are the property of their respective owners.